FIFTH AMENDED AND RESTATED
COMMERCIAL NOTE

$8,000,000.00	Lexington, Kentucky

FOR VALUE RECEIVED, the undersigned, LY Holdings, LLC, a Kentucky limited liability company, with a principal place of business at 1901 Eastpoint Parkway, Louisville, Kentucky 40223 (“Borrower”), promises to pay to the order of Chris T. Sullivan, whose address is 3111 S. Valley View, Suite B-101, Las Vegas, Nevada 89102 (“Lender”), the principal sum of Eight Million Dollars ($8,000,000.00) (the “Total Facility”), or the aggregate unpaid balance of all advances made by Lender from time to time hereunder, together with interest thereon, on or before the “Maturity Date” as that term is defined below.  Principal of this Note and all accrued interest thereon shall be due and payable as set forth below.

RECITAL

Borrower and Lightyear Network Solutions, LLC (“LNS”) previously made that certain Fourth Amended and Restated Commercial Note dated March 25, 2009, payable to the order of Lender in the face principal amount of $8,750,000.00 (the “Original Note”).  The outstanding principal balance of the Original Note as of the date hereof is $8,000,000.00.  Lender desires to release and discharge LNS from its obligations under the Original Note, and Borrower and Lender desire to amend and restate the Original Note as set forth herein.  This Note shall be an amendment and restatement, and not a novation, of the Original Note.  From and after the date of this Note, all references to the Original Note in any document shall be a reference to this Note.

1.
Interest Rate.  This Note shall bear interest from the date hereof until the outstanding principal balance of this Note, all accrued but unpaid interest thereon and all other charges, fees or expenses hereunder have been repaid to Lender in full at a rate equal to (a) the rate charged to Lender by Fifth Third Bank pursuant to that certain Commercial Note dated as of December 30, 2004, in the original principal amount of Ten Million Dollars ($10,000,000.00), as such Commercial Note may be amended or refinanced from time to time (the “Fifth Third Note”); plus (b) (i) three percent (3%) per annum on all amounts owed hereunder up to Seven Million Dollars ($7,000,000.00) and (ii) six percent (6%) per annum on all amounts owed hereunder in excess of Seven Million Dollars ($7,000,000.00); provided, however, that (x) subject to Section 6 hereof, in no event shall the rate of interest charged under clause 1(b)(i) of this Note exceed ten percent (10%) per annum, and (y) if the debt evidenced by the Fifth Third Note is retired (and not refinanced), the rate of interest charged hereunder until this Note is paid in full shall be equal to the rate of interest charged hereunder on the business day immediately preceding the date that the debt evidenced by the Fifth Third Note was retired.

2.
Payments.  The Borrower acknowledges that a principal payment of $250,000.00 was due as of December 31, 2009 and is currently owing to Lender.  In addition such payment, the principal of, and all interest on, this Note shall be due and payable without setoff, offset, credit, counterclaim or defense, as follows:

March 31, 2010	$250,000.00 plus accrued interest (including any accrued interest outstanding under the Original Note on the date hereof)
July 1, 2010	$7,500,000.00 plus accrued interest

3.
Maturity Date.  The outstanding principal of this Note, all accrued but unpaid interest thereon and all other charges, fees or expenses hereunder shall be due and payable in full on or before July 1, 2010 (the “Maturity Date”).

4.
Advances.  All of the proceeds of this Note have been or shall be advanced in full to Borrower at the closing of this loan, and no further advances shall be allowed.  The books and records of Lender shall, at any time, be prima facie evidence of the outstanding principal of this Note.

5.
Commitment Fee.  On January 10, 2010, and on January 10 of each year thereafter until this Note is paid in full, Borrower shall pay Lender a commitment fee equal to five percent (5%) of the then-outstanding principal balance of this Note.  Such commitment fee shall not be considered in the calculation of the maximum amount of interest chargeable as contemplated by clause (x) of Section 1 hereof.

6.
Late Charge and Default Rate of Interest.  If Lender does not receive any payment due under this Note within two (2) days of the date it is due, then Lender may charge a late charge of five percent (5.00%) of the amount of the overdue payment (the “Late Charge”).  Upon maturity, whether by acceleration or otherwise, or upon the occurrence of an Event of Default hereunder, in addition to any and all other remedies to which Lender may be entitled, the applicable rate of interest on this Note shall be increased to five percent (5.00%) per annum in excess of the rate set forth in Section 1, above (the “Default Rate”), but not more than the highest rate permitted by law.

7.
Security.  To secure repayment of this Note, any extensions or renewals thereof and all other existing and future indebtedness of Borrower to Lender (whether direct, indirect, absolute or contingent), Borrower has granted to Lender a security interest in the property described in the Security Agreement dated December 31, 2004, between Borrower, LNS and Lender, as well as any and all other property of Borrower which is now or hereafter listed in any separate security agreement or mortgage as directly or indirectly securing this Note, and also all money and other property of Borrower held by Lender on deposit in safekeeping or otherwise for the account of or to the credit of Borrower, or in which Borrower has an interest; provided that Lender will have the right to call for additional security from Borrower as necessary.  All of the documents or instruments that provide a lien or security interest in the collateral described above (the “Collateral”), as well as any and all other documents or instruments now or hereafter executed in connection with this Note and the loan evidenced hereby, including but not limited to any Loan Agreement by and between Lender and Borrower, are referred to herein collectively as the “Security Documents.”  Borrower agrees and acknowledges that the shares of capital stock of Libra Alliance Corporation held by Borrower are subject to the lien of the Security Documents.  All of the terms and conditions of the Security Documents are incorporated herein and made a part of this Note as if fully set forth at length herein.  Any holder of this Note shall be entitled to the rights, privileges, benefits and remedies provided in the Security Documents and in the real and personal property secured thereby.  Borrower represents and warrants to Lender that the Security Documents have been validly executed and delivered to Lender and that the Security Documents are legally valid, binding and enforceable against Borrower in accordance with their respective terms.  As used herein, “Loan Documents” will mean all Security Documents and this Note.  Notwithstanding the foregoing, this Section 7 is subject in all respects to the provisions of Section 15.

8.	Proceeds. Borrower represents that the proceeds of this Note will be used exclusively for business or commercial purposes.

9.
Events of Default and Remedies.  The occurrence of any of the following shall be an “Event of Default” hereunder:  (a) failure of Borrower to make any payment when due under this Note or under any other note or obligation of Borrower to Lender within two (2) days after the date such payment is due; (b) an Event of Default under the Security Documents, or any default under any of the following that does not have a defined set of “Events of Default” and the lapse of any notice or cure period provided therein:  any other agreement, document or instrument between Borrower and Lender; (c) if Borrower or any endorsers or Guarantors of this Note shall (i) make an assignment for the benefit of creditors, (ii) have a petition initiating any proceeding under the Bankruptcy Code filed by or against one or more of them (and in the case of a petition filed against Borrower or any Guarantor, the same is not discharged or stayed within thirty (30) days), (iii) have a receiver, trustee, or custodian appointed for all or any material part of their respective assets, or (iv) seek to make an adjustment, settlement or extension of their respective debts with his, her or its (as the case may be) creditors generally; (d) a default with respect to any other indebtedness of Borrower or any Guarantor for borrowed money; (e) a proceeding being filed by or commenced against Borrower or any Guarantor of this Note for dissolution or liquidation (and in the case of a proceeding commenced against Borrower or any Guarantor, the same is not discharged or stayed within thirty (30) days), or Borrower or any Guarantor of this Note voluntarily or involuntarily terminating or dissolving or being terminated or dissolved; (f) in the event a judgment or writ or order of attachment or garnishment is made and issued against Borrower or Borrower’s property; (g) the failure of Borrower or any Guarantor to provide Lender with additional collateral if in the opinion of Lender at any time or times, the market value of any of the collateral securing this Note or any guaranty has depreciated; (h) the revocation or attempted revocation, in whole or in part, of any guaranty by any Guarantor or the death of Borrower or any Guarantor (if an individual); (i) any representation or warranty made by Borrower or Guarantor to Lender in any document, including but not limited to the Security Documents, or any other documents now or in the future securing the obligations of Borrower or any Guarantor to Lender, is false or erroneous in any material respect; (j) the failure of Borrower or any Guarantor to observe or perform any covenant or other agreement with Lender contained in any document executed in connection with the loan evidenced hereby, including but not limited to this Note or any of the Security Documents; (k) in the event Lender in good faith deems itself insecure with respect to payment of this Note, or in good faith believes the prospect of payment is impaired, or Lender determines in the exercise of its sole judgment that Lender’s perfection in any of the Collateral is impaired; or (l) the failure of Borrower or any Guarantor to observe or perform any covenant or other agreement with Lender contained in any document, including but not limited to the Security Documents or any documents now or in the future securing the obligations of Borrower or any Guarantor to Lender.  As used herein, the term “Guarantor” will mean any guarantor of the obligations of Borrower to Lender whether existing on the date of this Note or arising in the future, or any person who pledges particular Collateral for the security of this Note whether or not the debt itself is guaranteed, existing on the date of this Note or arising in the future.  Upon the occurrence of an Event of Default:  (i) the outstanding principal balance hereunder together with any additional amounts secured by the Security Documents, at the option of the holder and without demand or notice of any kind (which are hereby expressly waived), may be accelerated and become immediately due and payable, (ii) this Note, together with all arrearages of interest will from the date of the occurrence of the Event of Default bear interest at the Default Rate, (iii) Borrower will pay to Lender all reasonable attorneys’ fees, court costs and expenses incurred by Lender in connection with Lender’s efforts to collect the indebtedness evidenced by the Note, and (iv) Lender may exercise from time to time any of the rights and remedies available to the holder under the Security Documents or under applicable law.

10.
Prepayment.   The indebtedness evidenced hereby may be prepaid in whole or in part without penalty.  Payments received will be applied in the following order:  (i) to charges, fees and expenses (including reasonable attorneys’ fees), (ii) to accrued interest, and (iii) to principal.  Any additional payments will be applied in the foregoing order and, to the extent applied to principal, will be applied to installments of principal payable hereunder in the inverse order of maturity.

11.
Cumulative Remedies.  All rights and remedies of the holder of this Note shall be cumulative to the fullest extent allowed by law.  Time shall be of the essence for paying interest on the principal of this Note.

12.
Waiver.  All parties to this Note, whether a borrower, endorsers, sureties, guarantors or otherwise connected herein, waive presentment, demand, notice of dishonor, protest, notice of protest, notice of nonpayment or non-acceptance, any other notice and all due diligence or promptness that may otherwise be required by law, and all exemptions to which they may now or hereafter be entitled under the laws of the Commonwealth of Kentucky, the United States of America, or any state thereof.  No delay or failure on the part of Lender to exercise any right, remedy or power hereunder, under any of the Loan Documents or under applicable law will impair or waive any such right, remedy or power (or any other right, remedy or power), be considered a waiver of or an acquiescence in any breach, default or Event of Default or affect any other or subsequent breach, default or Event of Default of the same or a different nature.  No waiver of any breach, default or Event of Default, nor any modification, waiver, discharge or termination of any provision of this Note, nor consent to any departure by Borrower therefrom, will be established by conduct, custom or course of dealing; and no modification, waiver, discharge, termination nor consent will in any event be effective unless the same is in writing, signed by Lender and specifically refers to this Note, and then such modification, waiver, discharge or termination or consent will be effective only in the specific instance and for the specific purpose for which given.  No notice to or demand on Borrower in any case will entitle Borrower to any other or further notice or demand in the same or any similar or other circumstance.

13.
Expenses Incurred by Lender.  If Lender expends sums in defending or otherwise protecting its collateral under the Loan Documents prior to an Event of Default, or if any Event of Default occurs under this Note, and this Note is placed in the hands of an attorney for collection, or is collected through any court, including, without limitation, bankruptcy court, then Borrower promises to pay the holder of this Note the reasonable attorneys’ fees and legal costs incurred in collecting or attempting to collect or securing or attempting to secure this Note or enforcing the rights of such holder with respect to any collateral securing this Note, including, without limitation, appraisal fees, costs of environmental audits, site assessments and/or remediation, to the fullest extent allowed by the laws of the Commonwealth of Kentucky or any state in which any collateral for this Note is situated.

14.
Rights of Lender.  Lender may, with or without notice to any party and without affecting the obligations of Borrower, or any surety, Guarantor, endorser, accommodation party or any other party to this Note, (a) renew, extend or otherwise postpone the time for payment of either principal of this Note or interest thereon from time to time, (b) release or discharge any one or more parties liable on this Note, (c) suspend the right to enforce this Note with respect to any person(s), including any present or future Guarantor of this Note, (d) change, exchange or release any property in which Lender possesses any interest securing this Note, (e) justifiably or otherwise, impair any collateral securing this Note or suspend the right to enforce against any such collateral, and (f) at any time it deems it necessary or proper, call for and should it be made available, accept, as additional security, the signature(s) of an additional party or a security interest in property of any kind or description or both.

15.
Release of LNS.  Notwithstanding any provision herein or in any other Loan Document to the contrary, Lender hereby agrees that (a) LNS is hereby released and discharged from all of its obligations under any Loan Document (including, without limitation, that certain Security Agreement dated December 31, 2004, between Borrower, LNS and Lender), and (b) all liens, security interests and pledges created by LNS pursuant to the Loan Documents are hereby terminated and released (and LNS shall be authorized to file such termination statements and releases as are necessary to evidence the foregoing).  Lender further agrees that (x) the Security Agreement (Limited Liability Company Membership) dated December 31, 2004 between Borrower and Lender is hereby terminated and of no further force or effect, and that all liens, security interests and pledges created in Borrower’s membership units in LNS pursuant thereto (or pursuant to any other Loan Document) are hereby terminated and released (and that Borrower is not prohibited from selling, transferring or assigning such membership units), and (y) the Assignment of Life Insurance Policy as Collateral dated December 30, 2004 from LNS in favor of Lender is hereby terminated and of no further force or effect, and that Lender hereby releases all right, title and interest in and to the life insurance policy described therein.  Lender further agrees that LNS is not subject to, or bound by, (i) the Subordination and Intercreditor Agreement, dated July 30, 2004, among Lender, Borrower, LNS and the other parties thereto, or (ii) the Subordination and Intercreditor Agreement, dated December 31, 2004, among the Lender, Borrower, LNS and the other parties thereto.

16.	Late Charge, Default Rate, and Prepayment Premium.

16.1
The Late Charge, the Default Rate, and the Prepayment Premium, if any, are imposed as liquidated damages for the purpose of defraying Lender’s expenses incident to the handling of delinquent payments, but are in addition to, and not in lieu of, Lender’s exercise of any rights and remedies hereunder, under the other Security Documents or under applicable law, and any fees and expenses of any agents or any reasonable fees and expenses of any attorneys which Lender may employ.  In addition, the Default Rate reflects the increased credit risk to Lender of carrying a loan that is in default.  Borrower agrees that the Late Charge, Default Rate, and Prepayment Premium are reasonable forecasts of just compensation for anticipated and actual harm incurred by Lender, and that the actual harm incurred by Lender cannot be estimated with certainty and without difficulty.

16.2
Nothing contained in this Note regarding late charges or the Default Rate will be construed in any way to extend the due date of any payment or waive any payment default, and each such right is in addition to, and not in lieu of, the other and any other rights and remedies of Lender hereunder, under any of the Security Documents or under applicable law (including, without limitation, the right to interest, reasonable attorneys’ fees and other expenses).

17.
Usury.  Without limiting the generality of the foregoing, if from any circumstances whatsoever the fulfillment of any provision of this Note involves transcending the limit of validity prescribed by any applicable usury statute or any other applicable law with regard to obligations of like character and amount, then the obligation to be fulfilled will be reduced to the limit of such validity as provided in such statute or law, so that in no event will any exaction of interest be possible under this Note in excess of the limit of such validity and the right to demand any such excess is hereby expressly waived by Lender.  As used in this Section, “applicable usury statute” and “applicable law” mean such statute and law in effect on the date hereof, subject to any change therein that result in a higher permissible rate of interest.

18.	Singular and Plural Terms. Wherever used herein, the singular number shall include the plural, the plural the singular, and the use of any gender shall include all genders.

19.
Binding Effect.  This Note will bind Borrower and the successors and assigns of Borrower, and the benefits hereof will inure to the benefit of Lender and its heirs, executors, administrators, successors and assigns.  All references herein to the “Borrower” and “Lender” will include the respective heirs, administrators, successors and assigns thereof; provided, however, that Borrower may not assign this Note in whole or in part without the prior written consent of Lender and Lender at any time may assign this Note in whole or in part (but no assignment by Lender of less than all of this Note will operate to relieve Borrower from any duty to Lender with respect to the unassigned portion of this Note).

20.
Repayment by Lender.  If at any time all or any part of any payment or transfer of any kind received by Lender with respect to all or any part of this Note is repaid, set aside or invalidated by reason of any judgment, decree or order of any court or administrative body, or by reason of any agreement, settlement or compromise of any claim made at any time with respect to the repayment, recovery, setting aside or invalidation of all or any part of such payment or transfer, Borrower’s obligations under this Note will continue (and/or be reinstated) and Borrower will be and remain liable, and will indemnify, defend and hold harmless Lender for, the amount or amounts so repaid, recovered, set aside or invalidated and all other claims, demands, liabilities, judgments, losses, damages, costs and expenses incurred in connection therewith.  The provisions of this Section will be and remain effective notwithstanding any contrary action which may have been taken by Borrower in reliance upon such payment or transfer, and any such contrary action so taken will be without prejudice to Lender’s rights hereunder and will be deemed to have been conditioned upon such payment or transfer having become final and irrevocable.  The provisions of this Section will survive any termination, cancellation or discharge of this Note.

21.
Notices.  All notices, demands, requests, consents or approvals and other communications required or permitted hereunder will be in writing, and, to the extent required by applicable law, will comply with the requirements of the Uniform Commercial Code then in effect, and will be addressed to such party at the address set forth below or to such other address as any party may give to the other in writing for such purpose:

To Lender:	Chris T. Sullivan
3111 S. Valley View, Suite B-101
Las Vegas, Nevada 89102

With a copy to:	Brent Rice, Esq.
McBrayer, McGinnis, Leslie & Kirkland, PLLC
201 East Main Street, Suite 1000
Lexington, Kentucky 40507-2003

To Borrower:	LY Holdings, LLC
1901 Eastpoint Parkway
Louisville, Kentucky 40223

With a copy to:	Robert V. Sartin, Esq.
Frost Brown Todd LLC
Lexington Financial Center
250 West Main Street, Suite 2700
Lexington, Kentucky 40507-1749

All such communications, if personally delivered, will be conclusively deemed to have been received by a party hereto and to be effective when so delivered, or if sent by telex, facsimile or telegraphic means, on the day on which transmitted, or if sent by overnight courier service, on the day after deposit thereof with such service, or if sent by certified or registered mail, on the third business day after the day on which deposited in the mail.

22.
Governing Law.  This Note has been delivered and accepted at and will be deemed to have been made at Lexington, Kentucky and will be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the Commonwealth of Kentucky, without regard to conflicts of law principles.

23.
Jurisdiction. Borrower hereby irrevocably agrees and submits to the exclusive jurisdiction of any state or federal court located within Fayette County, Kentucky, or, at the option of Lender in its sole discretion, of any state or federal court(s) located within any other county, state or jurisdiction in which Lender at any time or from time to time chooses in its sole discretion to bring an action or otherwise exercise a right or remedy, and Borrower waives any objection based on forum non conveniens and any objection to venue of any such action or proceeding.

24.
Waiver of Jury Trial.  The parties hereto each waive any right to trial by jury in any action or proceeding relating to this Note, or any actual or proposed transaction or other matter contemplated in or relating to any of the foregoing.

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IN WITNESS WHEREOF, Borrower has executed this Note as of the 11th day of February, 2010.

BORROWER:

LY HOLDINGS, LLC

By:	/s/ J. Sherman Henderson III
J. Sherman Henderson III
President and C.E.O.

LENDER:

/s/ Chris T. Sullivan
Chris T. Sullivan

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